UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): September 4, 2006

BankUnited Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-13921

FLORIDA	650377773
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Alhambra Circle, Coral Gables, FL 33134

(Address of Principal Executive Offices, Including Zip Code)

305-569-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On September 4, 2006, the registrant’s wholly owned subsidiary, BankUnited, FSB (the “Bank”) entered into a lease for 53,300 square feet of office space located in Miami Lakes, Florida (the “Premises”). The property was leased to provide the Bank a centralized campus with a storm resistant facility for operations. The lease extends through December 31, 2013. Annual rents, including sales tax, range from $587,034 to $731,552 and $4,411,176 for the term of the lease. The Bank may extend this agreement for a ten-year period, with annual payments, including sales tax, ranging from $764,472 to $1,136,077, a total of $9,393,986 for the ten year period. The terms of the lease require the Bank to restore the interior, which had been extensively modified by the former tenant, to its original condition. It is estimated that the cost of the restoration will be $2.5 million. Additionally, on September 6, 2006, the former tenant agreed to pay the Bank $713,718 to defray the cost of restoring the interior and $180,823 related to tax obligations under the lease. This agreement was made as an inducement for the Bank to lease the Premises. As a further inducement, the former tenant also agreed to convey certain fixtures already in place at the Premises to the Bank.

In connection with the above, on September 4, 2006 and September 5, 2006 the Bank also agreed to amend existing lease agreements on the Bank’s 40,000 square foot and 27,372 square foot facilities in Miami Lakes. These agreements were previously scheduled to expire on June 30, 2007. The amendments provide the Bank with the right to build additional parking and restructure the payment and option schedules under these leases to correspond with that under the new lease agreement for the Premises. Both amendments provide for seven-year terms beginning on January 1, 2007 and extending through December 31, 2013. The annual rent for the 40,000 square foot property ranges from $263,684 to $353,313, a total, including sales tax, of $2,146,624, and the annual rent for the 27,372 square foot property ranges from $280,287 to $375,611, a total including sales tax, of $2,282,095.

This Current Report on Form 8-K may contain certain forward-looking statements, which are based on management’s expectations regarding factors that may impact the Company’s earnings and performance in future periods. Words and phrases such as: “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend,” “should,” “may,” “can,” “could,” “plan,” “target” and similar expressions are intended to identify “forward-looking statements.” Actual results or performance could differ from those implied or contemplated by such statements. Factors that could cause future results and performance to vary materially from current management expectations include, but are not limited to, general business and economic conditions; fiscal and monetary policies; war and terrorism; changes in interest rates; deposit flows; loan demand and real estate values; competition with other providers of financial products and services; the issuance or redemption of additional company equity or debt; volatility in the market price of our common stock; changes in accounting principles, policies or guidelines; changes in laws or regulation; reliance on other companies for products and services; and other economic, competitive, servicing capacity, governmental, regulatory and technological factors affecting the company’s operations, pricing, products and delivery of services.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: September 8, 2006.	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer